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                                                       Exhibit 10.(iii)(A)(3)


                                   INTRODUCTION
                                        TO
                             THE SOUTHLAND CORPORATION
                             EXECUTIVE PROTECTION PLAN


1. Benefits for new participants and adjustments to those previously awarded are established on or about July 1st of each year.

2. Effective initiation date and level of benefit is established in the "Acknowledgement of Plan Benefits."

3. All factors affecting benefit levels are subjective except compensation. Where compensation applies, the following definitions are applicable:

     (a) Compensation for purposes of these plans includes: Prior year's base salary and bonus, including all deferrals. It does not include car or living allowances, contest prizes, special bonuses or payments pursuant to the Equity Participation Plan or the Stock Unit Incentive Plan.

     (b) Compensation for disability income purposes is the average of regular salary and bonus received during the 52 weeks immediately preceding the period of disability. It does not include car or living allowances, contest prizes, special bonuses or payments pursuant to the Equity Participation Plan or the Stock Unit Incentive Plan.

4.   The Executive Protection Plan provides the following benefits:

     (a)   Eighty Percent (80%) income in the event of total disability,

     (b) Salary continuance for your beneficiary in the event of your pre-retirement death, or

     (c)   Additional retirement income, and

     (d)   Post-retirement life insurance.

5. All benefits under the Executive Protection Plan are forfeitable and may be altered or discontinued.

                                                                   July , 1989

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                                DISABILITY INCOME


Under the Executive Protection Plan, disability benefits are contingent upon qualification standards established in your Group Insurance policy. The compensation used to establish the level of monthly benefit has been described in the "Introduction" as the average of the 52 weeks regular salary and bonus immediately preceding disability. Monthly disability benefit is 80 percent of the described average weekly compensation. A major portion of this benefit is paid through The Southland Corporation's Group Insurance Plan and the remainder through the Executive Protection Plan.

Should you continue to work beyond age 65, eligibility for the disability benefit being provided under the Executive Protection Plan ceases but the portion provided by the Group Insurance Plan will continue until you actually retire or until you reach age 70, whichever comes first.

                                 PRE-RETIREMENT
                                SALARY CONTINUATION


In the event of death prior to retirement, your beneficiary will receive ten annual payments each equal to 20 percent of compensation defined for purposes of this benefit. However, if prior to your death you have been the recipient of disability payments from The Southland Corporation's Group Insurance Plan and the Executive Protection Plan, death benefits payable to your beneficiary under this provision will be reduced by 10 percent, in the aggregate, of disability payments received.

Your benefits are subject to a contestability provision. Suicide renders this portion of your Executive Protection Plan null and void for a two-year period after entry into the Plan. Once the Plan has been in effect for a period of two years, this restriction lapses.

                                 POST-RETIREMENT
                                SALARY CONTINUATION


On the date of your retirement, but not before age 55, you are entitled to receive a series of ten annual installments equal to 15 percent of compensation defined for purposes of this benefit.

                                                                   July , 1989


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In the event you elect to retire prior to age 65, annual installments will be reduced by 5 percent for each year remaining between your retirement age and age
65. For example, your retirement payment at age 55 would be 50 percent of the amount payable at age 65, and at age 60, your retirement payment would be 75 percent of the amount payable at age 65.


If, at the time of your retirement, you have received disability payments previously described, 10 percent of the amount you received will be deducted from the aggregate of the above described salary continuation payments.

Any annual installments under the Post-Retirement Salary Continuation Plan which have not been paid to you at the time of your death will be paid to your designated beneficiary. For instance, if you retire at age 65 and die at age 70, your beneficiary will continue to receive annual installments until you would have been age 75. These benefits are not available if you elect to retire prior to age 55.

                                 POST-RETIREMENT
                                  LIFE INSURANCE


Based on current factors, your post-retirement life insurance benefit is stated in the "Acknowledgement of Plan Benefits." However, should you elect to retire prior to age 65, the amount of post-retirement life insurance will be reduced by 5 percent for each year remaining until you would have been age 65. For example, if you retire at age 55, your projected post-retirement life insurance will be 50 percent of the amount stated. Your retirement at age 60 would result in a post-retirement life insurance benefit of 75 percent of the amount stated in the "Acknowledgement of Plan Benefits."

At the time of your retirement, you will be asked to name a beneficiary of proceeds and you will receive evidence that the life insurance is in full force and effect. These benefits are not available if you elect to retire prior to age 55.

                                                                   July , 1989


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                        ACKNOWLEDGEMENT OF PLAN BENEFITS
                                     UNDER THE
                             EXECUTIVE PROTECTION PLAN


I acknowledge that I have received and understand the Personal Annual Statement of Benefits under the Executive Protection Plan and agree, by executing the signature block below, to all its terms and conditions. I also acknowledge that the benefits are based on my meeting all eligibility requirements for participation in the Plan.

If at any time I do not meet all the eligibility requirements, or if my employment with The Southland Corporation is terminated, these benefits may be revoked at the discretion of the company. The benefits described on these pages may be changed or discontinued by Southland at any time and for any reason. Listed below are your current benefits and amounts.

                                                 MONTHLY      ANNUAL     TOTAL
                                                 -------      ------     -----

Disability income                              *$
                                                 ----------
Pre-retirement salary continuation                           $         $
                                                              --------- -------
Post-retirement salary continuation                          $         $
                                                              --------- -------
Post-retirement life insurance                                         $
                                                                        -------
My Beneficiary(ies) Designation is:
                                   --------------------------------------------

- -------------------------------------------------------------------------------

Acknowledgement:
                ----------------------------------        -------------------
                         Participant                               Date

Approved:
             The Southland Corporation

             By:
                 --------------------------------         --------------------
                                                                  Date
            Title:
                  -------------------------------

*Estimate based on 1988 base salary and bonus. Actual benefit will be based on definition of compensation in the "Introduction."

                                                                   July , 1989